                                                                     Exhibit 5.0

                             RICHARDSON & PATEL, LLP
                              10900 WILSHIRE BLVD.
                                    SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                            TELEPHONE (310) 208-1183
                            FACSIMILE (310) 208-1154

                                 August 14, 2007

Aethlon Medical, Inc.
3030 Bunker Hill Street, Suite 4000
San Diego, California 92109

            Re:        Aethlon Medical, Inc.
                       Registration Statement on Form SB-2
                       -----------------------------------

Ladies and Gentlemen:

We have acted as counsel to Aethlon Medical, Inc., a Nevada corporation (the "Company") in connection with the registration with the Securities and Exchange Commission on Form SB-2 of 2,714,577 shares of the Company's common stock, par value $0.001 (the "Shares").

In connection with this registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance (or the proposed issuance) of the Shares, the Company's Certificate of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

Based upon that review, it is our opinion that the Shares now issued, as well as the Shares that may be issued upon the proper exercise of the warrants, and upon the proper conversion of the promissory note and the interest thereon, will be legally issued, fully paid, and nonassessable.

This opinion opines upon Nevada law including the statutory provisions, all applicable provision of the Nevada Constitution and reported judicial decisions interpreting those laws.

      We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement and the prospectus included therein. We hereby consent to the use of this opinion in the registration statement filed with the Commission in connection with the registration of the Shares and to reference to our firm under the heading "Legal Matters" in the registration statement and the prospectus included therein. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                             RICHARDSON & PATEL LLP

                                             /s/ Richardson & Patel LLP